Exhibit 99.1

Keystone Automotive Operations Launches Exchange Offer for its Senior Subordinated Notes

EXETER, Pennsylvania – February 16, 2011 - Keystone Automotive Operations, Inc. (“Keystone” or the “Company”) today announced that it will seek to implement its previously announced financial restructuring (the “Restructuring”) by launching an exchange offer and consent solicitation (the “Exchange Offer”) with respect to its existing 9¾% Senior Subordinated Notes due 2013, CUSIP No. 49338PABO (the “Senior Subordinated Notes”) and a solicitation of acceptances of a prepackaged plan of reorganization.

As part of the Exchange Offer, the holders of the Senior Subordinated Notes will be asked to exchange their existing Senior Subordinated Notes in return for their pro rata share of approximately 22.0% of the new common stock of reorganized Keystone (the “New Securities”) and the ability to purchase, pursuant to a rights offering in an aggregate amount of up to $60 million (the “Rights Offering”), their pro rata share of approximately 47.4% of the new common stock. The closing of the Exchange Offer is conditioned upon, among other things, 98% of the aggregate principal amount of Senior Subordinated Notes being validly tendered and not withdrawn (the “Minimum Tender Condition”), which percentage may be modified by mutual agreement of the Company and certain of the Company’s stakeholders.

If the Minimum Tender Condition is not satisfied or another condition to the closing of the Exchange Offer is not met, the Company will seek to implement the Restructuring by commencing cases under chapter 11 of the United States Bankruptcy Code and seeking confirmation of a prepackaged plan of reorganization (the “Prepackaged Plan”). Therefore, in connection with the Exchange Offer, the Company is simultaneously soliciting acceptances of the Prepackaged Plan as an alternative to the Exchange Offer.

The Exchange Offer is scheduled to expire at 5:00 P.M., EST Time, on March 16, 2011, unless extended or earlier terminated by the Company with the consent of certain of its stakeholders. Tendered Senior Subordinated Notes may be validly withdrawn at any time before the Exchange Offer expires.

The New Securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The Exchange Offer will be made pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933.

This press release is neither an offer to sell nor the solicitation of an offer to buy any security. This announcement is also not a solicitation of consents to the proposed amendments to the Senior Subordinated Notes. No recommendation is made as to whether the holders of Senior Subordinated Notes should tender their Senior Subordinated Notes or deliver the related consents in the Exchange Offer.

Forward-Looking Statements

Statements in this release which are not purely historical facts, including statements about forecasted financial projections or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to the Company on the date this release was submitted. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements.

Contacts

Rich Paradise, Executive Vice President & Chief Financial Officer, rparadise@key-stone.com Rudy Esteves, Vice President, Human Resources and Communications, resteves@key-stone.com

Or

Media Only:

Michael Freitag or Paige Gruman

Kekst and Company

(212) 521-4800